As filed with the Securities and Exchange Commission on October 2, 2012

Registration No. 333-179869

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

RADIANT LOGISTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	04-3625550 (I.R.S. Employer Identification No.)

405 114th Avenue, S.E., Third Floor

Bellevue, Washington 98004
(Address, including Zip Code, of Registrant’s Principal Executive Offices)

The Radiant Logistics, Inc. 2005 Stock Incentive Plan
(Full Title of the Plan)

Bohn H. Crain
Chief Executive Officer
Radiant Logistics, Inc.
405 114th Avenue, S.E., Third Floor
Bellevue, Washington 98004
(425) 943-4599
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Stephen M. Cohen, Esquire

Stephen R. Brill, Esquire
Fox Rothschild LLP
2000 Market Street, 20th Floor
Philadelphia, Pennsylvania 19103

EXPLANATORY NOTE

On March 2, 2012, the registrant filed a registration statement on Form S-8 (File No. 333-179869) (the “Registration Statement”). The registrant is filing this Post-Effective Amendment No. 1 (“Amendment No. 1”) to the Registration Statement for the sole purpose of including the consent of Travis Wolff, LLP. The consent is filed herewith as Exhibit 23.3. Except as otherwise stated herein, no other information contained in the Registration Statement has been updated by this Amendment No. 1.

PART II

Item 8. Exhibits

Exhibit Number	Description

4.1	Radiant Logistics, Inc. 2005 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of the registrant’s quarterly report on Form 10-QSB, filed with the Commission on November 14, 2005)

5.1	Opinion of Fox Rothschild LLP (filed previously)

23.1	Consent of Peterson Sullivan LLP (filed previously)

23.2	Consent of Fox Rothschild LLP (included in Ex. 5.1)

23.3	Consent of Travis Wolff, LLP

24	Power of Attorney (filed previously)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8/A and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lawrenceville, State of New Jersey on the 2nd day of October, 2012.

RADIANT LOGISTICS, INC.

By:	/s/ Bohn H. Crain
Bohn H. Crain
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Date: October 2, 2012	By:	/s/ Bohn H. Crain
Bohn H. Crain
Chairman and Chief Executive Officer

Date: October 2, 2012	By:	/s/ Todd Macomber
Todd Macomber
Senior Vice President and Chief Financial Officer

Date: October 2, 2012	By:	*
Stephen P. Harrington
Director

Date: October 2, 2012	By:	*
Jack Edwards
Director

*By:	/s/ Bohn H. Crain

Bohn H. Crain

Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

23.3	Consent of Travis Wolff, LLP